UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2026 biote Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40128	85-1791125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1875 W. Walnut Hill Ln #100
Irving, Texas 75038
(Address of principal executive offices, including zip code)

(844) 604-1246

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BTMD	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Bret Christensen as Chief Executive Officer

On May 27, 2026, the Board of Directors (the “Board”) of biote Corp. (the “Company”) accepted the resignation of Bret Christensen, the Company’s Chief Executive Officer, from his position as Chief Executive Officer of BioTE Medical, LLC (“BioTE”), effective as of June 8, 2026. Such resignation did not result from any disagreement with BioTE or the Company on any matter relating to BioTE’s or the Company’s operations, policies or practices.

In connection with his resignation and departure from BioTE, Mr. Christensen and BioTE entered into a separation agreement, dated June 2, 2026 (the “Separation Agreement”), which provides for the terms of Mr. Christensen’s resignation from employment. Under the terms of the Separation Agreement, Mr. Christensen will have three months following his separation date to exercise any vested options granted to him by the Company, and he will serve on the Board as a Class III director until the Company’s 2028 Annual Meeting of Stockholders and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. In addition, pursuant to the Separation Agreement, Mr. Christensen will be granted a stock option to purchase 130,000 shares of the Company’s common stock, which grant is equivalent to the annual equity award that Mr. Christensen would have received under the Company’s non-employee director compensation policy if he had been a non-employee director as of the date of the Company’s most recent annual meeting on May 12, 2026. As a non-employee member of the Board, Mr. Christensen will be eligible to receive cash compensation and equity awards consistent with the Company’s Non-Employee Director Compensation Policy as in effect from time to time.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Appointment of Robert Peterson as Interim Chief Executive Officer and Director

Concurrently, the Board appointed Robert Peterson, current Chief Financial Officer and Chief Business Officer of BioTE, as Interim Chief Executive Officer of BioTE to fill the vacancy created by Mr. Christensen’s resignation, and as a director of the Board, each effective June 8, 2026 (the “Effective Date”). Mr. Peterson will serve as Interim Chief Executive Officer of BioTE until such time as his successor is duly elected and qualified (including if Mr. Peterson is appointed as non-interim Chief Executive Officer), or until his earlier death, resignation or removal. On the Effective Date, Mr. Peterson will become BioTE’s principal executive officer in addition to continuing in his role as principal financial officer. The terms of Mr. Peterson’s compensation as Interim Chief Executive Officer have not yet been determined.

In connection with Mr. Peterson’s appointment to the Board, the Board increased its size to eight (8) directors. Beginning on the Effective Date, Mr. Peterson will serve as a Class I director until the Company’s 2029 Annual Meeting of Stockholders, and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Appointment of Executive Chairman

On June 1, 2026, the Board appointed Marc Beer as Executive Chairman of the Board, effective June 8, 2026.

In connection with his appointment as Executive Chairman of the Board, Mr. Beer and BioTE entered into a Services Agreement, dated June 2, 2026 (the “Services Agreement”). Under the Services Agreement, Mr. Beer will receive an annual base compensation of $521,200, and he is eligible to earn an annual performance bonus of up to 85% of his base compensation. Mr. Beer will also be granted a stock option award to purchase 114,157 shares of common stock of the Company. If Mr. Beer’s Services Agreement is terminated by the Company without cause or he resigns for certain good reason, in either case within 1 month prior to or 12 months following the effective date of a change in control of the Company, and subject to his execution of an effective release of claims against BioTE and the Company, BioTE will continue to pay Mr. Beer, for the 18 month period following such termination date, a monthly amount equal to the sum of 1/12th of his then-current base compensation plus 1/12th of his annual target bonus. BioTE will also pay, or reimburse, premiums for Mr. Beer and any eligible dependents under COBRA (or analogous state law) for up to 18 months following such termination without cause or resignation for good reason. In addition, the unvested portion of all time-based equity awards granted to Mr. Beer on or after the date of the Services Agreement will become fully vested and, if applicable, exercisable.

The biography for Mr. Beer is contained in the Company’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission on April 2, 2026. There are no arrangements or understandings between Mr. Beer and any other persons pursuant to which he was appointed to Executive Chairman of the Board, there are no family relationships between Mr. Beer and any of the Company’s directors or other executive officers and there are no transactions between Mr. Beer and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On May 28, 2026, the Company issued a press release with respect to the management changes described in Item 5.02 of this Current Report on Form 8-K. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Form 8-K. The exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 28, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTE CORP.

By:	/s/ Robert Peterson
Name:	Robert Peterson
Title:	Chief Financial Officer

Date: June 2, 2026